Exhibit 99.1

Date:       May 5, 2010

To:          Pedro Lichtinger

Dear Pedro:

Optimer Pharmaceuticals, Inc. (the “Company”) is pleased to offer you the position of President and Chief Executive Officer of the Company on the following terms.  Your employment with the Company would be expected to commence on May 5, 2010 (the “Start Date”).

1.               You will be responsible for all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of President and Chief Executive Officer, consistent with the bylaws of the Company and as required by the Board of Directors of the Company (the “Board”).  It is also anticipated that you will be elected to the Board as a director in connection with your appointment as President and Chief Executive Officer.  During the term of your employment, you will devote your full business energies, interest, abilities and productive time to the proper and efficient performance of your duties as President and Chief Executive Officer, provided that you may spend up to an aggregate of 15% of your productive time to service on boards of directors of up to three other companies, provided further that no such other companies shall be competitors or reasonably likely to become competitors of the Company.

2.               Your base salary will be $450,000 per year, less payroll deductions and all required withholdings payable in regular periodic payments in accordance with Company policy.  Such base salary will be prorated for any partial year of employment on the basis of a 365-day fiscal year.  You will also be eligible for standard Company benefits relating to health insurance, vacation time and sick leave as set forth in the Company’s employee handbook and benefits summary.

3.               On the first regular payroll date following the Start Date, you will receive $100,000 as a signing bonus.

4.               In addition to your base salary, you will be eligible to participate in the Company’s 2010 Incentive Compensation Plan or such other similar discretionary performance bonus plans or programs for Company executives as may be provided from time to time by the Company, subject to the terms and conditions of such plans or programs.  Your target bonus under the Company’s 2010 Incentive Compensation Plan will be 50% of your annual base salary, pro-rated to the Start Date as provided in such plan.

5.               Upon the commencement of your employment and subject to approval of the Board and the terms of the Company’s 2006 Equity Incentive Plan (the “Equity Incentive Plan”), you will be granted a stock option under the Equity Incentive Plan to purchase 200,000 shares of the Company’s Common Stock (the “Initial Option”).  The vesting commencement date of the Initial Option will be the Start Date and the Initial Option will be subject to Standard Vesting.  As used in this letter agreement with respect to any equity award described herein, “Standard Vesting” shall mean that 25% of the shares subject to the award vest on the one year anniversary of the applicable vesting commencement date and 1/36 of the remaining shares subject to the award vest monthly thereafter, in each case subject to you continuing to be a Service Provider (as defined in the Equity Incentive Plan) on the applicable vesting dates.  In addition, you will be eligible to receive future options under the Equity Incentive Plan to purchase shares of the Company’s Common Stock as may be determined by the Board and/or its Compensation Committee, in their sole discretion.

6.               Also upon the commencement of your employment and subject to approval of the Board and the terms of the Equity Incentive Plan, you will be granted the following stock options and restricted stock units (“RSUs”) (the “Performance-Based Options” and “Performance-Based RSUs”, respectively):

•                  A RSU covering 20,000 shares of the Company’s Common Stock and a stock option to purchase 80,000 shares of the Company’s Common Stock, each of which will be subject to Standard Vesting and will have a vesting commencement date that is the earlier of (a) the date the Company executes a Transaction Agreement which covers at least Europe (which shall include at minimum the following 7 countries: Germany, France, Spain, Italy, Belgium, Sweden and the United Kingdom), or (b) the date that is the later of the date that the Company’s Board approves a detailed written commercialization plan regarding sales of fidaxomicin by Optimer outside of North America and the date upon which Optimer has made commercial sales of fidaxomicin in at least three of the following countries: Germany, France, Spain, Italy, Belgium, Sweden and the United Kingdom.  For purposes of this letter agreement, the term “Transaction Agreement” shall mean a Board-approved written contractual arrangement entered into by the Company and a third party relating to the commercialization of fidaxomicin and including the grant of an exclusive (or co-exclusive with the Company) license to such third party for such commercialization; provided, however, that in no event shall a Transaction Agreement include (x) any agreement or arrangement that involves a license for commercialization of fidaxomicin solely related to the manufacture and supply of fidaxomicin or (y) any agreement or arrangement related to a Change of Control (as defined in the Company’s Severance Benefit Plan (the “Severance Plan”)).

•                  A RSU covering 20,000 shares of the Company’s Common Stock and a stock option to purchase 80,000 shares of the Company’s Common Stock, each of which will be subject to Standard Vesting and will have a vesting commencement date that is the date the Company receives approval from the U.S. Food and Drug Administration of the first new drug application for fidaxomicin.

•                  A RSU covering 20,000 shares of the Company’s Common Stock and a stock option to purchase 80,000 shares of the Company’s Common Stock, each of which will be subject to Two-Year Vesting and will have a vesting commencement date that is January 1 of the year following the first calendar year in which Net Sales of fidaxomicin by the Company in the United States are greater than $70 million.  As used in this letter agreement with respect to any equity award described herein, “Two-Year Vesting” shall mean that 1/24th of the shares subject to the award vest each month after the applicable vesting commencement date, in each case subject to you continuing to be a Service Provider (as defined in the Equity Incentive Plan) on the applicable vesting dates.  As used in this letter agreement, “Net Sales” has the meaning set forth in Exhibit A.

•                  A RSU covering 60,000 shares of the Company’s Common Stock and a stock option to purchase 240,000 shares of the Company’s Common Stock, each of which will be subject to Two-Year Vesting and will have a vesting commencement date that is January 1 of the year following the first calendar year in which Net Sales of fidaxomicin by the Company in the United States are greater than $200 million; provided, however, that if the Company executes a worldwide Transaction Agreement prior to such vesting commencement date, 30,000 shares of the Company’s Common Stock subject to such RSU and 120,000 shares of the Company’s Common Stock subject to such stock option shall automatically be cancelled, and the remaining portion of such RSU and stock option shall thereafter vest according to Two-Year Vesting starting from the date the Company executes such Transaction Agreement.

With respect to the Performance-Based RSUs and the Performance-Based Options whose vesting commencement dates have not occurred, in lieu of the vesting acceleration otherwise applicable to non-performance-based equity awards under the Severance Plan, the following vesting acceleration will occur upon a Covered Termination that occurs upon or within 12 months following a Change of Control (each as defined in the Severance Plan), subject to the terms and conditions of the Severance Plan:

•                  The vesting of 50% of the then-unvested shares subject to each such Performance-Based RSU and Performance-Based Option will accelerate if the Covered Termination occurs on or prior to the 1st anniversary of the Start Date.

•                  The vesting of 60% of the then-unvested shares subject to each such Performance-Based RSU and Performance-Based Option will accelerate if the Covered Termination occurs after the 1st anniversary of the Start Date and on or prior to the 2nd anniversary of the Start Date.

•                  The vesting of 75% of the then-unvested shares subject to each such Performance-Based RSU and Performance-Based Option will accelerate if the Covered Termination occurs after the 2nd anniversary of the Start Date and on or prior to the 3rd anniversary of the Start Date.

•                  The vesting of 85% of the then-unvested shares subject to each such Performance-Based RSU and Performance-Based Option will accelerate if the Covered Termination occurs after the 3rd anniversary of the Start Date and on or prior to the 4th anniversary of the Start Date.

•                  The vesting of all of the then-unvested shares subject to each such Performance-Based RSU and Performance-Based Option will accelerate if the Covered Termination occurs after the fourth 4th anniversary of the Start Date.

7.               The Initial Option and the Performance-Based Options will be governed by and granted pursuant to separate Stock Option Agreements (whose terms shall not be inconsistent with the Equity Incentive Plan and this letter agreement) and the Equity Incentive Plan.  The exercise price per share of the Initial Option and each of the Performance-Based Options will be equal to the fair market value of the Company’s Common Stock on the date of grant as determined by the Board.  Any vested portion of the Initial Option and the Performance-Based Options will be exercisable until the earlier of one year following the date you cease to be a Service Provider or 10 years from the grant date.  The Performance-Based RSUs will be governed by and granted pursuant to separate restricted stock unit agreements (whose terms shall not be inconsistent with the Equity Incentive Plan and this letter agreement) and the Equity Incentive Plan.

8.               Your compensation (including base salary, bonus and equity awards) will be reviewed by the Board and/or its Compensation Committee on an annual basis and may be adjusted from time to time as deemed appropriate by the Board and its Compensation Committee; provided that your base salary shall not be reduced below $450,000 per year.  In determining adjustments to your compensation, the Board and/or its Compensation Committee will consider the median compensation of Presidents and Chief Executive Officers of similarly-situated peer companies selected by the Board and/or its Compensation Committee (which will consist primarily of companies that have on-going product revenues after the time that the Company launches its first commercial product), and other factors deemed relevant by the Board and/or its Compensation Committee.  All of your compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

9.               You will be eligible to receive severance benefits under, and subject to the terms and conditions of, the Severance Plan.

10.         Subject to the remainder of this Section 10, the initial term of your employment will be 3 years (the “Initial Term”) and the term will automatically renew for successive one-year terms thereafter (each an “Additional Term”) unless a notice of non-renewal is provided by either you or the Company to the other at least 6 months prior to the expiration of the Initial Term or the then-current Additional Term, as applicable, or unless earlier terminated by the Company pursuant to the provisions below.  The Company may terminate your employment for Cause (as defined in the Severance Plan) at any time and without prior notice, provided that the Company has previously provided you notice of, and an opportunity for 30 days to cure (if curable), the conditions giving rise to Cause if such conditions relate solely to clauses (ii), (iv), (v) or (vii) of such definition in the

Severance Plan as in effect on the date hereof.  The Company may also terminate your employment at any time without Cause and without prior notice, or you may terminate your employment at any time in a Constructive Termination (as defined in the Severance Plan), provided that if such termination is (a) without Cause or is a Constructive Termination, (b) is not within 12 months following a Change of Control (as defined in the Severance Plan) and (c) is prior to the 8-year anniversary of the Start Date, then the Company shall pay you, in addition to the benefits to which you may be entitled under the Severance Plan, a lump sum cash payment equal to (x) the sum of your then-current base salary plus the annual bonus paid to you for the preceding year, if any, multiplied by (y) a fraction, the numerator of which is the number of days remaining in the Initial Term or then-current Additional Term, as applicable, at the time of such termination and the denominator of which is the total number of days in the Initial Term or then-current Additional Term, as applicable (1,095 days for the Initial Term or 365 days for any Additional Term). Your right to receive such additional cash payment will be subject to your eligibility to receive payments under the Severance Plan, including the obligation to sign a waiver and release of claims and allow it to become effective in accordance with its terms, and will be subject to standard deductions and withholdings.

11.         As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

12.         As a Company employee, you will be expected to abide by Company policies and procedures, and acknowledge in writing that you have read and will comply with the Company’s employee handbook.  As a condition of employment, you must read, sign and comply with the Company’s standard Employee Proprietary Information Agreement  which is enclosed with this letter agreement.

13.         By signing this letter agreement, you represent that you have disclosed to the Company any contract you have signed or other obligations you are bound by that may restrict the performance of your duties on behalf of the Company.

14.         This letter agreement will be governed by and construed according to the laws of the State of California. You and the Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego, California for any lawsuit arising from or related to this letter agreement.  The terms in this letter agreement and the enclosed Employee Proprietary Information Agreement supersede any other agreements or promises made between you and the Company, whether oral or written, with respect to your employment terms.  This letter agreement cannot be changed except in a written agreement signed by you and another duly authorized officer of the Company.

Please sign and date this letter agreement and the enclosed Employee Proprietary Information Agreement if you wish to accept employment at the Company under the terms described above.

We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

/s/ Michael N. Chang
Michael N. Chang, for Optimer Pharmaceuticals, Inc.

Accepted:

/s/ Pedro Lichtinger	May 5, 2010
Pedro Lichtinger	Date

Exhibit A

“Net Sales” shall mean the gross amounts invoiced for sales of fidaxomicin by or on behalf of the Company or its affiliates to third parties less the following deductions to the extent included in the gross invoiced sales price for fidaxomicin or otherwise directly paid or incurred by the Company or its affiliates with respect to the sale or other disposition of fidaxomicin:

1.               normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of fidaxomicin;

2.               credits or allowances given or made for rejection of or return of previously sold fidaxomicin product or for retroactive price reductions and billing errors;

3.               rebates and chargeback payments granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and purchasers and reimbursers, or to trade customers;

4.               costs of freight, insurance, and other transportation charges directly related to the distribution of fidaxomicin;

5.               taxes, duties or other governmental charges (including any tax such as a value added or similar tax, other than any taxes based on income) levied on or measured by the billing amount for fidaxomicin, as adjusted for rebates and refunds; and

6.               the actual amount of any write-offs for bad debt directly relating to sales of fidaxomicin during an applicable period.

In no event will any particular amount identified above be deducted more than once in calculating Net Sales.  Sales of fidaxomicin between the Company and its affiliates for resale shall be excluded from the computation of Net Sales, but the subsequent resale of fidaxomicin to a third party shall be included within the computation of Net Sales.  Any free-of-charge disposal or use of fidaxomicin for development, regulatory or marketing purposes, such as clinical trials, compassionate use or indigent patient programs, shall not be deemed a sale for purposes of calculating Net Sales.